UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2013

SOLARCITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that SolarCity Corporation (the “Company”) announces material financial information to our investors using our investor relations website (http://investors.solarcity.com), SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with our customers and the public about the Company, our products and services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in the Company to review the information we post on the social media channels listed below. We expect to post our next update on our company blog at http://blog.solarcity.com on the morning of November 20, 2013.

The list below may be updated from time to time on our investor relations website.

The SolarCity Blog (http://blog.solarcity.com)

The SolarCity Facebook Page (https://www.facebook.com/solarcity)

The SolarCity Twitter Feed (https://twitter.com/solarcity)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARCITY CORPORATION

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: November 20, 2013